Exhibit 99.2
Designated Filer:	Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:	Dime Community Bancshares, Inc. [DCOM]
Date of Event Requiring Statement:	February 14, 2025

Joint Filer Information

Joint Filers:
1. Name:	Matthew Lindenbaum
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

2. Name:	Bennett Lindenbaum
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

3. Name:	Basswood Capital Management, L.L.C.
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

4. Name:	Basswood Partners, L.L.C.
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

5. Name:	Basswood Strategic Financial Fund, LP
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022